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                                  EXHIBIT 99.7

Non-Qualified Stock Option Agreement under the 1990 Stock Plan - Craig A. Conway
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                                   TGV, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT
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          This Agreement is made as of November 18, 1993 (the "Grant Date"), between TGV, Inc., a California corporation (the "Company") and Craig A. Conway ("Optionee").

                                  WITNESSETH:

          WHEREAS, the Company has adopted the TGV, Inc. 1990 Stock Plan (the "Plan"), which Plan is incorporated in this Agreement by reference and made a part of it; and

          WHEREAS, the Company regards Optionee as a valuable employee of the Company, and has determined that it would be to the advantage and interest of the Company and its shareholders to grant the options provided for in this Agreement to Optionee as an inducement to remain in the service of the Company and its Affiliates (as defined in the Plan) and as an incentive for increased efforts during such service;

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

          1.  (a)   Option Grant.  The Company hereby grants to Optionee the
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right and option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of 470,000 shares of the Common Stock of the Company (the "Stock"). This option is not intended to satisfy the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

              (b)   Option Price.  The purchase price of the Stock subject to
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this option shall be $3.50 per share.  The term "Option Price" as used in this
Agreement refers to the purchase price of the Stock subject to this option.

     2.  Option Period.  This option shallbe exercisable only during
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the Option Period, and during such Option Period, the exercisability of the option shall be subject to the limitations of paragraph 3 and the vesting provisions of paragraph 4. The Option Period shall commence on the Grant Date and, except as provided in paragraph 3, shall terminate ten years from the Grant Date (the "Termination Date").

     3.  Limits on Option Period.  The Option Period may end before the
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Termination Date, as follows:
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         (a)  If Optionee ceases to be a bona fide employee of the Company or an Affiliate for any reason other than disability (within the meaning of subparagraph (c)) or death during the Option Period, the Option Period shall terminate three (3) months after the date of such cessation of employment or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 4 on the date of Optionee's cessation of employment.

          (b) If Optionee dies while in the employ of the Company or any of its Affiliates, the Option Period shall end one year after the date of death or on the Termination Date, whichever shall first occur, and Optionee's executor or administrator or the person or persons to whom Optionee's rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise this option only to the extent exercisable under paragraph 4 on the date of Optionee's death.

          (c) If Optionee's employment is terminated by reason of disability (within the meaning of Section 105(d)(4) of the Code), the Option Period shall end one year after the date of Optionee's cessation of employment or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 4 on the date of Optionee's cessation of employment.

          (d) If Optionee is on a leave of absence from the Company or an Affiliate because of his disability, or for the purpose of serving the government of the country in which the principal place of employment of Optionee is located, either in a military or civilian capacity, or for such other purpose or reason as the Board may approve, Optionee shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment with the Company or an Affiliate except as the Board of Directors of the Company (the "Board") may otherwise expressly provide.

     4.   Vesting of Right to Exercise Options.  Subject to other
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limitations contained in this Agreement, the Optionee shall have the right to exercise the options in accordance with the following schedule:

          (a) 16,875 shares of Stock shall vest on the 10th day of February, May, August and November, commencing on February 10, 1994, so that 270,000 shares of Stock (the "Four Year Stock") shall be fully vested as of November 10, 1997. Notwithstanding the foregoing, upon the closing of the sale of the Company's Common Stock in a firm commitment, underwritten public offering pursuant to a registration statement on Form S-l under the Securities Act of 1933, as amended, 67,500 of such 270,000 shares of Stock shall be accelerated and immediately exercisable so that upon the later of November 10, 1996 or the date of the closing of such public offering, 270,000 shares of Stock shall be fully vested; and

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         (b)  200,000 shares of Stock (the "Ten Year Stock") shall vest on the ten (10) year anniversary of the day immediately preceding the Grant Date. Notwithstanding the foregoing:

              (i) In the event that the Company's consolidated net sales in any fiscal year ended prior to the Termination Date equals or exceeds $30,000,000, and if the Company's consolidated pre-tax profit equals or exceeds 30% (or, if less, a percent specified in a business plan adopted by the Board equal to or greater than 20%) in such fiscal year, 50,000 shares of Stock shall be accelerated and immediately exercisable as of the date of the Company's audited consolidated income statement for such fiscal year;

              (ii) In the event that the Company's consolidated net sales in any fiscal year ended prior to the Termination Date equals or exceeds $50,000,000, and if the Company's consolidated pre-tax profit equals or exceeds 25% (or, if less, a percent specified in a business plan adopted by the Board equal to or greater than 20%) in such fiscal year, 50,000 shares of Stock shall be accelerated and immediately exercisable as of the date of the Company's audited consolidated income statement for such fiscal year;

              (iii) In the event that the Company's consolidated net sales in any fiscal year ended prior to the Termination Date equals or exceeds $70,000,000, and if the Company's consolidated pre-tax profit equals or exceeds 20% in such fiscal year, 50,000 shares of Stock shall be accelerated and immediately exercisable as of the date of the Company's audited consolidated income statement for such year; and

              (iv) In the event that the Company's consolidated net sales in any fiscal year ended prior to the Termination Date equals or exceeds $100,000,000, and if the Company's consolidated pre-tax profit equals or exceeds 20% in such fiscal year, 50,000 shares of Stock shall be accelerated and immediately exercisable as of the date of the Company's audited consolidated income statement for such fiscal year.

          Shares of Stock shall be accelerated pursuant to any of clauses (i) through (iv) of paragraph 4(b) only for the first year in which net sales and pre-tax profit of the Company equal or exceed the amount specified in such clause. For example, in the event that net sales and pre-tax profit of the Company exceed the amounts specified in two clauses of paragraph 4(b), (i) no shares of Stock shall be accelerated in the event that shares of Stock were previously accelerated pursuant to both clauses, (ii) 50,000 shares of Stock shall be accelerated in the event that shares of Stock were previously accelerated pursuant to one of such clauses, and (iii) 100,000 shares of Stock shall be accelerated in the event that no shares of Stock were previously accelerated pursuant to either clause. Consolidated net sales and pre-tax profit shall be determined in accordance with generally accepted accounting principles.

     6.    Method of Exercise.  Optionee may exercise the option with
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respect to all or any part of the shares of Stock then subject to such exercise as follows:

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          (a)  By giving the Company written notice of such exercise, specifying the number of such shares as to which this option is exercised. Such notice shall be accompanied by an amount equal to the Option Price of such shares, in the form of any one or combination of the following: (i) cash, a certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the United States; or (ii) shares of Stock valued at fair market value; or (iii) in any combination of the foregoing. The shares of Stock shall be valued in accordance with procedures established by the Board or a committee appointed by the Board to administer the Plan (the "Committee").

          (b) Optionee (and Optionee's spouse, if any) shall be required, as a condition precedent to acquiring Stock through exercise of the option, to execute one or more agreements relating to obligations in connection with ownership of the Stock or restrictions on transfer of the Stock no less restrictive than the obligations and restrictions to which the other stockholders of the Company are subject at the time of such exercise.

          (c) If required by the Company, Optionee shall give the Company satisfactory assurance in writing, signed by Optionee or his legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof, provided that such assurance shall be deemed inapplicable to (1) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which may hereafter be filed and become effective under the Securities Act of 1933, as amended, and with respect to which no stop order suspending the effectiveness thereof has been issued, and (2) any other sale of such shares with respect to which, in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act of 1933, as amended.

          As soon as practicable after receipt of the notice required in paragraph 5(a) and satisfaction of the conditions set forth in paragraphs 5(b) and 5(c), the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the principal office of the Company, attention of the Secretary, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such shares.

     6.    Corporate Transactions.  If there should be any change in a class
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of Stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent) or other change in the corporate structure of the Company, the Company shall make appropriate adjustments in

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order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares of such Stock subject to this option and in the price per share.

          In the event any of the following transactions (a "Corporate Transaction"):

          (a) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation, or

          (b) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, or

          (c) any merger in which the Company is the surviving entity and, within one hundred eighty (180) days after the closing of such merger, Optionee's responsibilities as President and Chief Executive Officer of Company shall be terminated other than for cause (as defined in that certain Employment Agreement dated as of November 3, 1993 by and between Optionee and the Company),the Optionee shall have the right to exercise the option (i) as to all of the Four Year Stock, including shares of Four Year Stock as to which the option would not otherwise be exercisable, and (ii) as to all or any portion of the unvested Ten Year Stock that the Board shall fairly determine to accelerate upon a Corporate Transaction. If the option becomes fully exercisable in the event of a Corporate Transaction, the Board, upon approval by the Board of the Corporate Transaction, shall notify the Optionee that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

          7.   Limitations on Transfer.  This option shall, during Optionee's
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lifetime, be exercisable only by him, and neither this option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon become null and void.

          8.   No Shareholder Rights.  Neither Optionee nor any person entitled
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to exercise Optionee's rights in the event of his death shall have any of the rights of a shareholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.

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          9.   Lock-Up Agreement.  Optionee, if requested by an underwriter of
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Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Common Stock of the Company held by Optionee (except Common Stock included in such registration) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the underwriter shall require. Such agreement shall be in writing in the form satisfactory to such underwriter. The Company may impose stop-transfer instructions with respect to such Common Stock subject to the foregoing restriction until the end of said period.

          10.  Notice.  Any notice required to be given under the terms of this
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Agreement shall be addressed to the Company in care of its Secretary at the principal office of the Company, and any notice to be given to Optionee shall be addressed to him at the address given by him beneath his signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

         11.   Successors.  This Agreement shall be binding upon and inure to
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the benefit of any successor or successors of the Company.  Where the context permits, "Optionee" as used in this Agreement shall include Optionee's executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

          12.  California Law.  The interpretation, performance, and enforcement
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of this Agreement shall be governed by the laws of the State of California.

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          IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf, and Optionee has hereunto set his hand as of the day and year first above written.

                               TGV, Inc.,
                               a California corporation

                               By:
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                               Its:
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                               OPTIONEE:


                               ------------------------------------------------
                               Craig A. Conway

                               Address:
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                                  ATTACHMENT A
                                  ------------


                               CONSENT OF SPOUSE



     I, ______________________________, the spouse of Craig A. Conway, have read and approved the foregoing Agreement. In consideration of granting of the right of my spouse to purchase shares of TGV, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights of the Agreement insofar as I may have any rights under such community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ___________________________, 1994.  By: _______________________________

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